Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report on Pioneer Mid-Cap Value Fund (formerly known as Pioneer Capital Growth Fund) dated December 3, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 15 and Amendment No. 15 to Registration Statement File Nos. 33-34801 and 811-06106, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
February 25, 2000